Investor Contact: Scott Galovan
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Fourth Quarter and Full-Year 2025 Results

•Exceeded full-year revenue and achieved the top end of full-year earnings-per-share guidance
•Delivered full-year organic growth of 6% in strategic segments
•Expanded transformation initiatives expected to deliver $15 to $20 million of incremental annualized savings by the end of 2026

ALPHARETTA, Ga., February 24, 2026/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported fourth quarter and full-year 2025 results.
“I’m very pleased with our fourth quarter and full-year results, which demonstrate meaningful progress on our strategic priorities,” said David Pacitti, Avanos’ chief executive officer. Pacitti continued, “Our organic growth remains healthy and positions us well for 2026. Our tariff mitigation efforts are on track, and we’re beginning to see the impact of our cost management initiatives. I’m proud of our team’s focus and commitment.”
Fourth Quarter 2025 Highlights
•Total fourth quarter net sales were $180.9 million, a 0.7% increase from the prior year period.
•Operating income in the quarter was $2.5 million compared to operating loss of $418.5 million in the prior year period. On an adjusted basis, operating income was $22.6 million compared to $23.9 million a year ago.
•Net loss for the quarter was $1.3 million, compared to net loss of $397.0 million in the prior year period. On an adjusted basis, fourth quarter net income was $13.4 million compared to $20.0 million in the prior year.
•Fourth quarter diluted loss per share was $0.03 compared to diluted loss per share of $8.63 a year ago. On an adjusted basis, fourth quarter diluted earnings per share was $0.29 compared to $0.43 in the prior year.
•Adjusted EBITDA for the quarter was $28.0 million compared to $28.6 million in the prior year period.
•Fourth quarter free cash flow was $21.3 million compared to $53.1 million in the fourth quarter of last year.
Specialty Nutrition Systems Segment
•The Specialty Nutrition Systems (“SNS”) segment delivered above-market results in the fourth quarter of 2025, achieving net sales of $115.1 million, an increase of 8.7% compared to the prior year period.
•Operating income in the SNS segment for the fourth quarter of 2025 was $20.5 million, or 17.8% of SNS net sales, a decrease of $4.5 million.

Pain Management and Recovery Segment
•Pain Management and Recovery (“PM&R”) segment net sales for the fourth quarter of 2025 was $61.6 million, an increase of 1.3% compared to the prior year period.
•Operating income in the PM&R segment for the fourth quarter of 2025 was $5.2 million compared to $3.9 million last year.
Full-Year 2025 Highlights
•Net sales increased 1.9% to $701.2 million in 2025, compared to $687.8 million in 2024.
•Operating loss in 2025 was $61.6 million compared to operating loss of $396.2 million in the prior year. On an adjusted basis, operating profit was $67.1 million compared to $87.3 million in 2024.
•Net loss in 2025 was $72.9 million, compared to net loss of $386.3 million in the prior year.
•For the full-year, adjusted EBITDA totaled $86.8 million, compared to $107.6 million in the prior year.
•2025 diluted loss per share was $1.57 compared to diluted loss per share of $8.40 in the prior year. On an adjusted basis, diluted earnings per share was $0.94 compared to $1.35 in 2024.
•2025 year-to-date free cash flow was $43.1 million compared to $82.9 million in 2024.
•As of December 31, 2025, our net debt was $10.7 million compared to $27.0 million in the prior year.
Specialty Nutrition Systems Segment
•The SNS segment delivered above-market results in 2025, achieving net sales of $432.9 million, an increase of 9.2% compared to 2024.
•Operating income in the SNS segment in 2025 was $82.6 million, or 19% of SNS net sales, an increase of $1.8 million compared to 2024.
Pain Management and Recovery Segment
•PM&R segment net sales for 2025 was $237.8 million, an increase of 1.5% compared to 2024.
•Operating income in the PM&R segment for 2025 was $9.2 million compared to $2.7 million in 2024.
Non-Cash Goodwill Impairment
During the second quarter, due to downward pressure on our market capitalization, we assessed goodwill for impairment and recorded an impairment charge of $77.0 million associated with the PM&R segment.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the fourth quarter of 2025 was $21.3 million, compared to $53.1 million a year ago. For 2025, free cash flow was $43.1 million, compared to $82.9 million in the prior year.
At year-end 2025, the Company’s cash balance was $89.8 million compared to $107.7 million at year-end 2024. Total debt at the end of the fourth quarter totaled $100.5 million, consisting of borrowings on the Company's term loan facility.
Sale of HA Product Line
On July 31, 2025, we announced the divestiture of our HA product line to Channel-Markers Medical, LLC, a privately held company. This transaction aligns with our ongoing transformation, which is focused on advancing our strategic SNS and PM&R segments.
2026 Outlook
We expect 2026 net sales to be between $700 million and $720 million, and adjusted diluted earnings per share are expected to be between $0.90 and $1.10.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted selling, general and administrative expenses
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Certain acquisition and integration charges related to acquisitions;
•Expenses associated with restructuring and transformation activities, including the divestiture of the Company’s respiratory health business;
•Expenses associated with European Union Medical Regulation (“EU MDR”) compliance;
•The amortization of intangible assets associated with business acquisitions;
•Impairments of intangibles or goodwill;
•The amortization of intangible assets associated with prior business acquisitions.
•The tax effects of certain adjusting items; and
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the Company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.
Additionally, the Compensation Committee of the Company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in our consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. To instantly join the conference by phone, use the following link to register close to the start time: https://emportal.ink/46QTVgQ. After registering, the system will call you and automatically connect you to the conference call. Alternatively, you may join the call by dialing 1-646-357-8785 or 1-800-836-8184 in the United States. A simultaneous webcast of the call and presentation will be accessible via the Investors section of the Avanos Medical website, https://avanos.investorroom.com. A replay of the call will be available at noon ET today by calling 1-646-517-4150 or 1-888-660-6345 in the United States and entering passcode 71930#. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortages in drugs used in our Surgical Pain and Recovery products or other disruptions in our supply chain; the ongoing conflicts between Russia and Ukraine and in the Middle East; the impact of tariffs imposed to date; new or increased tariffs or other trade restrictions; our ability to successfully execute on or achieve the expected benefits of the transformation initiative or our divestiture, acquisition or merger transactions; inflationary pressures; rising interest rates; financial conditions affecting the banking system and the potential threats to solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels or reimbursement coverage from third-party payors; product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the U.S. healthcare system; changes in financial markets; and changes in the competitive environment. The information contained in this press release speaks only as of the date of this release, and we undertake no obligation to update forward-looking statements, except as may be required by the securities laws. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Sales	$180.9	$179.6	$701.2	$687.8
Cost of products sold	94.9	81.6	347.3	306.5
Gross Profit	86.0	98.0	353.9	381.3
Research and development expenses	6.1	5.7	23.3	26.2
Selling and general expenses	78.8	79.7	315.6	318.5
Goodwill and intangibles impairment	—	436.7	77.0	436.7
Other (income) expense, net	(1.4)	(5.6)	(0.4)	(3.9)
Operating Income (Loss)	2.5	(418.5)	(61.6)	(396.2)
Interest income	0.6	0.8	3.2	5.1
Interest expense	(1.9)	(2.8)	(7.8)	(12.2)
Income (Loss) Before Income Taxes	1.2	(420.5)	(66.2)	(403.3)
Income tax (provision) benefit	(2.5)	23.5	(6.7)	17.0
Loss from Continuing Operations	(1.3)	(397.0)	(72.9)	(386.3)
Loss from discontinued operations, net of tax	—	(0.3)	—	(5.8)
Net Loss	$(1.3)	$(397.3)	$(72.9)	$(392.1)

Interest expense, net	1.3	2.0	4.6	7.1
Income tax benefit (provision)	2.5	(23.4)	6.7	(18.9)
Depreciation and amortization	9.9	11.1	38.9	45.5
EBITDA	$12.4	$(407.6)	$(22.7)	$(358.4)

Loss Per Share
Basic
Continuing operations	$(0.03)	$(8.63)	$(1.57)	$(8.40)
Discontinued operations	$—	$(0.01)	$—	$(0.13)
Basic Loss Per Share	$(0.03)	$(8.64)	$(1.57)	$(8.53)

Diluted
Continuing operations	$(0.03)	$(8.63)	$(1.57)	$(8.40)
Discontinued operations	$—	$(0.01)	$—	$(0.13)
Diluted Loss Per Share	$(0.03)	$(8.64)	$(1.57)	$(8.53)

Common Shares Outstanding
Basic	46.4	46.0	46.3	46.0
Diluted	46.4	46.0	46.3	46.0

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31, 2025
	As reported	Acquisition and Integration(a)	Post-RH Divestiture Restructuring	Intangibles Amortization	Tax Effects	As Adjusted Non-GAAP
Net Sales	$180.9	$—	$—	$—	$—	$180.9
Cost of products sold	94.9	—	(9.0)	(1.6)	—	84.3
Gross Profit	86.0	—	9.0	1.6	—	96.6
Gross Profit Margin	47.5%					53.4%
Research and development expenses	6.1	—	(0.5)	—	—	5.6
Selling and general expenses	78.8	(0.6)	(4.5)	(2.9)	—	70.8
SG&A as a percentage of revenue	43.6%					39.1%
Other (income) expense, net	(1.4)	(0.5)	(0.5)	—	—	(2.4)
Operating Income	2.5	1.1	14.5	4.5	—	22.6
Interest income	0.6	—	—	—	—	0.6
Interest expense	(1.9)	—	—	—	—	(1.9)
Income Before Income Taxes	1.2	1.1	14.5	4.5	—	21.3
Income tax provision	(2.5)	—	—	—	(5.4)	(7.9)
Effective Tax Rate	(208.3)%					(37.1)%
Net (Loss) Income	$(1.3)	$1.1	$14.5	$4.5	$(5.4)	$13.4

Diluted (loss) earnings per share	$(0.03)					$0.29

______________________________
(a)In the year ended December 31, 2025, $0.5 million in “Other (income) expense, net” is related to contingent consideration expense.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31, 2024
	As reported	Acquisition & Integration	Restructuring & Transform.	Post-RH Divestiture Transition	Post-RH Divestiture Restructuring	Goodwill & Intangibles Impairment	EU MDR Compliance	Intangibles Amortization	Tax Effects	As Adjusted Non-GAAP
Net Sales	$179.6	$—	$—	$—	$—	$—	$—	$—	$—	$179.6
Cost of products sold	81.6	—	(1.3)	(0.4)	(2.1)	—	—	(3.6)	—	74.2
Gross Profit	98.0	—	1.3	0.4	2.1	—	—	3.6	—	105.4
Gross Profit Margin	54.6%									58.7%
Research and development	5.7	—	—	—	—	—	—	—	—	5.7
Selling and general	79.7	(0.1)	0.4	(0.2)	(0.4)	—	(1.8)	(2.8)	—	74.8
SG&A as a percentage of revenue	44.4%									41.6%
Goodwill and intangibles impairment	436.7	—	—	—	—	(436.7)	—	—	—	—
Other (income) expense, net	(5.6)	—	6.9	(0.3)	—	—	—	—	—	1.0
Operating (Loss) Income	(418.5)	0.1	(6.0)	0.9	2.5	436.7	1.8	6.4	—	23.9
Interest income	0.8	—	—	—	—	—	—	—	—	0.8
Interest expense	(2.8)	—	—	—	—	—	—	—	—	(2.8)
(Loss) Income Before Income Taxes	(420.5)	0.1	(6.0)	0.9	2.5	436.7	1.8	6.4	—	21.9
Income tax benefit (provision)	23.5	—	—	—	—	—	—	—	(25.4)	(1.9)
Effective tax rate	(5.6)%									(8.7)%
Net (Loss) Income from Continuing Operations	(397.0)	0.1	(6.0)	0.9	2.5	436.7	1.8	6.4	(25.4)	20.0
Loss from Discontinued Operations, net of tax	(0.3)	—	—	—	—	—	—	—	—	(0.3)
Net (Loss) Income	$(397.3)	$0.1	$(6.0)	$0.9	$2.5	$436.7	$1.8	$6.4	$(25.4)	$19.7

Diluted (loss) earnings per share:
Continuing Operations	$(8.63)									$0.43
Discontinued Operations	$(0.01)									$(0.01)
Diluted (loss) earnings per share	$(8.64)									$0.42

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Year Ended December 31, 2025
	As reported	Acquisition and Integration	Post-RH Divestiture Restructuring	Goodwill and Intangibles Impairment	Litigation and Legal	Intangibles Amortization	Tax effects	As Adjusted Non-GAAP
Net Sales	$701.2	$—	$—	$—	$—	$—	$—	$701.2
Cost of products sold	347.3	—	(19.5)	—	—	(9.5)	—	318.3
Gross Profit	353.9	—	19.5	—	—	9.5	—	382.9
Gross Profit Margin	50.5%							54.6%
Research and development expenses	23.3	—	(0.5)	—	—	—	—	22.8
Selling and general expenses	315.6	(1.0)	(10.2)	—	—	(9.7)	—	294.7
SG&A as a percentage of Net Sales	45.0%							42.0%
Goodwill and intangibles impairment	77.0	—	—	(77.0)	—	—	—	—
Other (income) expense, net	(0.4)	(0.5)	(2.2)	—	1.4	—	—	(1.7)
Operating (Loss) Income	(61.6)	1.5	32.4	77.0	(1.4)	19.2	—	67.1
Interest income	3.2	—	—	—	—	—	—	3.2
Interest expense	(7.8)	—	—	—	—	—	—	(7.8)
(Loss) Income Before Income Taxes	(66.2)	1.5	32.4	77.0	(1.4)	19.2	—	62.5
Income tax provision	(6.7)	—	—	—	—	—	(12.4)	(19.1)
Effective tax rate	10.1%							(30.6)%
Net (Loss) Income	$(72.9)	$1.5	$32.4	$77.0	$(1.4)	$19.2	$(12.4)	$43.4

Diluted (loss) earnings per share	$(1.57)							$0.94

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Year Ended December 31, 2024
	As reported	Acquisition and Integration	Restructuring and Transform.	Post-RH Divestiture Transition	Post-RH Divestiture Restructuring	Goodwill and intangibles impairment	EU MDR compliance	Intangibles amortization	Tax effects of adjusting items	As Adjusted Non-GAAP
Net Sales	$687.8	$—	$—	$—	$—	$—	$—	$—	$—	$687.8
Cost of products sold	306.5	(0.1)	(3.0)	(1.8)	(5.1)	—	(0.2)	(14.3)	—	282.0
Gross Profit	381.3	0.1	3.0	1.8	5.1	—	0.2	14.3	—	405.8
Gross profit margin	55.4%									59.0%
Research and development expenses	26.2	(0.1)	0.2	—	—	—	—	—	—	26.3
Selling and general expenses	318.5	(1.4)	(3.0)	(0.8)	(3.8)	—	(6.0)	(10.9)	—	292.6
SG&A as a percentage of net sales	46.3%									42.5%
Goodwill and intangibles impairment	436.7	—	—	—	—	(436.7)	—	—	—	—
Other (income) expense, net	(3.9)	(2.6)	6.6	(0.5)	—	—	—	—	—	(0.4)
Operating (Loss) Income	(396.2)	4.2	(0.8)	3.1	8.9	436.7	6.2	25.2	—	87.3
Interest income	5.1	—	—	—	—	—	—	—	—	5.1
Interest expense	(12.2)	—	—	—	—	—	—	—	—	(12.2)
(Loss) Income Before Income Taxes	(403.3)	4.2	(0.8)	3.1	8.9	436.7	6.2	25.2	—	80.2
Income tax benefit (provision)	17.0	—	—	—	—	—	—	—	(34.6)	(17.6)
Effective tax rate	(4.2)%									(21.9)%
Net (Loss) Income from Continuing Operations	(386.3)	4.2	(0.8)	3.1	8.9	436.7	6.2	25.2	(34.6)	62.6
Loss from Discontinued Operations, net of tax	(5.8)	—	—	—	—	—	—	—	—	(5.8)
Net (Loss) Income	$(392.1)	$4.2	$(0.8)	$3.1	$8.9	$436.7	$6.2	$25.2	$(34.6)	$56.8

Diluted (loss) earnings per share:
Continuing Operations	$(8.40)									$1.35
Discontinued Operations	$(0.13)									$(0.13)
Diluted (loss) earnings per share	$(8.53)									$1.22

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	EBITDA
	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024
		Continuing Operations	Discontinued Operations	Total
Net loss	$(1.3)	$(397.0)	$(0.3)	$(397.3)
Interest expense, net	1.3	2.0	—	2.0
Income tax benefit (provision)	2.5	(23.5)	0.1	(23.4)
Depreciation	5.4	4.7	—	4.7
Amortization	4.5	6.4	—	6.4
EBITDA	12.4	(407.4)	(0.2)	(407.6)
Acquisition and integration-related charges	1.1	0.1	—	0.1
Restructuring and transformation charges	—	(6.0)	—	(6.0)
Post-RH Divestiture transition charges	—	0.9	—	0.9
Post-RH Divestiture restructuring	14.5	2.5	—	2.5
Goodwill and intangibles impairment	—	436.7	—	436.7
EU MDR Compliance	—	1.8	—	1.8
Adjusted EBITDA	$28.0	$28.6	$(0.2)	$28.4

	EBITDA
	Year Ended December 31, 2025	Year Ended December 31, 2024
		Continuing Operations	Disc. Operations	Total
Net loss income	$(72.9)	$(386.3)	$(5.8)	$(392.1)
Interest expense, net	4.6	7.1	—	7.1
Income tax benefit (provision)	6.7	(17.0)	(1.9)	(18.9)
Depreciation	19.7	20.3	—	20.3
Amortization	19.2	25.2	—	25.2
EBITDA	(22.7)	(350.7)	(7.7)	(358.4)
Acquisition and integration-related charges	1.5	4.2	—	4.2
Restructuring and transformation charges	—	(0.8)	—	(0.8)
Post-RH Divestiture transition charges	—	3.1	—	3.1
Post-RH Divestiture restructuring	32.4	8.9	—	8.9
Goodwill and intangibles impairment	77.0	436.7	—	436.7
EU MDR Compliance	—	6.2	—	6.2
Litigation and legal	(1.4)	—	—	—
Adjusted EBITDA	$86.8	$107.6	$(7.7)	$99.9

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash provided by operating activities	$28.2	$57.9	$74.7	$100.7
Capital expenditures	(6.9)	(4.8)	(31.6)	(17.8)
Free Cash Flow	$21.3	$53.1	$43.1	$82.9

2026 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.48	to	$0.73
Intangibles amortization	0.28	to	0.26
Restructuring and transformation charges	0.08	to	0.06
Other	0.06	to	0.05
Adjusted diluted earnings per share (non-GAAP)	$0.90	to	$1.10

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	As of December 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$89.8	$107.7
Accounts receivable, net of allowances	103.8	132.8
Inventories	148.0	138.8
Prepaid expenses and other current assets	13.8	14.1
Total Current Assets	355.4	393.4
Property, Plant and Equipment, net	113.4	110.7
Operating Lease Right of Use Assets	27.6	34.1
Goodwill	394.9	455.6
Other Intangible Assets, net	117.8	112.3
Deferred Tax Assets	33.1	24.9
Other Assets	31.5	23.2
TOTAL ASSETS	$1,073.7	$1,154.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$10.2	$9.4
Current portion of operating lease obligation	8.2	10.9
Trade accounts payable	55.5	54.3
Accrued expenses	91.3	91.3
Total Current Liabilities	165.2	165.9
Long-Term Debt	90.3	125.3
Operating Lease Obligation	20.4	24.6
Deferred Tax Liabilities	6.1	5.5
Other Long-Term Liabilities	13.5	4.4
TOTAL LIABILITIES	295.5	325.7
Stockholders’ Equity	778.2	828.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,073.7	$1,154.2

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating Activities
Net loss	$(1.3)	$(397.3)	$(72.9)	$(392.1)
Depreciation and amortization	9.9	11.1	38.9	45.5
Goodwill and intangibles impairment	—	436.7	77.0	436.7
Net loss on asset dispositions	3.6	0.8	9.3	1.2
Changes in operating assets and liabilities	24.5	45.0	20.2	35.0
Deferred income taxes and other	(8.5)	(38.4)	2.2	(25.6)
Cash Provided by Operating Activities	28.2	57.9	74.7	100.7
Investing Activities
Capital expenditures	(6.9)	(4.8)	(31.6)	(17.8)
Proceeds from the sale of assets	—	—	4.0	—
Proceeds from RH divestiture post-closing settlement	—	—	—	2.1
Acquisition of assets and businesses, net of cash acquired	0.3	—	(28.0)	—
Investments in non-affiliates	(0.2)	(2.8)	(5.0)	(11.8)
Cash Used in Investing Activities	(6.8)	(7.6)	(60.6)	(27.5)
Financing Activities
Secured debt repayments	(2.4)	(2.3)	(9.4)	(8.6)
Revolving credit facility proceeds	—	—	—	20.0
Revolving credit facility repayments	—	(25.0)	(25.0)	(45.0)
Purchase of treasury stock	(0.3)	(0.1)	(3.3)	(12.8)
Proceeds from the exercise of stock options	—	—	0.7	1.1
Payment of contingent consideration liabilities	—	—	—	(3.8)
Cash Used in Financing Activities	(2.7)	(27.4)	(37.0)	(49.1)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	0.6	(4.2)	5.0	(4.1)
Increase (Decrease) in Cash and Cash Equivalents	19.3	18.7	(17.9)	20.0
Cash and Cash Equivalents - Beginning of Period	70.5	89.0	107.7	87.7
Cash and Cash Equivalents - End of Period	$89.8	$107.7	$89.8	$107.7

AVANOS MEDICAL, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Specialty Nutrition Systems:
Enteral feeding	$83.0	$75.0	10.7%	$314.7	$289.7	8.6%
Neonate solutions	32.1	30.9	3.9%	118.2	106.7	10.8%
Total Specialty Nutrition Systems	115.1	105.9	8.7%	432.9	396.4	9.2%
Pain Management and Recovery:
Surgical pain and recovery	24.7	26.7	(7.5)%	98.8	108.0	(8.5)%
Radiofrequency ablation	36.9	34.1	8.2%	139.0	126.2	10.1%
Total Pain Management and Recovery	61.6	60.8	1.3%	237.8	234.2	1.5%
Corporate and Other	4.2	12.9	(67.4)%	30.5	57.2	(46.7)%
Total Net Sales	$180.9	$179.6	0.7%	$701.2	$687.8	1.9%

Operating Income (Loss)
Specialty Nutrition Systems	20.5	25.0	(18.0)%	82.6	80.8	2.2%
Pain Management and Recovery	5.2	3.9	33.3%	9.2	2.7	N.M.
Corporate and Other(a)	(23.2)	(447.4)	N.M.	(153.4)	(479.7)	N.M.
Total Operating Income (Loss)	$2.5	$(418.5)	N.M.	$(61.6)	$(396.2)	N.M.

Net Sales - percentage change - QTD	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Specialty Nutrition Systems	8.7%	7.9%	0.5%	0.8%	(0.5)%
Pain Management and Recovery	1.3%	1.0%	0.2%	0.2%	(0.1)%
Corporate and Other	(67.4)%	5.4%	—%	—%	(72.8)%

Net Sales - percentage change - YTD	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Specialty Nutrition Systems	9.2%	9.0%	0.4%	0.5%	(0.7)%
Pain Management and Recovery	1.5%	1.9%	0.3%	0.2%	(0.9)%
Corporate and Other	(46.7)%	(7.0)%	(9.5)%	—%	(30.2)%
______________________________
N.M.: Not Meaningful
(a)Corporate and Other operating loss for the year ended December 31, 2025 includes $77.0 million of goodwill impairment associated with our PM&R segment. Corporate and Other operating loss for the three months and year ended December 31, 2024 includes $436.7 million of goodwill and intangibles impairment.
(b)Other includes the effects of our withdrawal from certain revenue streams that did not meet our return criteria and rounding.